Overview

(dollars in thousands, at Welltower pro rata ownership)
Portfolio Composition			Beds/Unit Mix
	Average Age	Properties	Total		Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	17	645	76,311		35,845	26,902	13,052	512
Seniors Housing Triple-net	13	332	26,871		4,963	16,002	5,488	418
Outpatient Medical	14	356	21,841,197	(1)	N/A	N/A	N/A	N/A
Health System	31	218	26,212		201	723	3,051	22,237
Long-Term/Post-Acute Care	19	160	18,086		40	873	—	17,173
Total	17	1,711

NOI Performance	Same Store(2)				In-Place Portfolio(3)
	Properties	2Q18 NOI	2Q19 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	426	$196,333	$202,852	3.3%	564	$959,304	45.5%
Seniors Housing Triple-net(4)	288	85,070	88,230	3.7%	308	375,768	17.8%
Outpatient Medical	239	83,529	85,487	2.3%	334	450,076	21.3%
Health System	—	—	—	n/a	218	143,200	6.8%
Long-Term/Post-Acute Care(4)	115	40,326	41,151	2.0%	136	180,004	8.6%
Total	1,068	$405,258	$417,720	3.1%	1,560	$2,108,352	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	87.2%	n/a	n/a	97.5%	0.7%	0.5%	1.3%
Seniors Housing Triple-net	86.3%	1.05	1.21	92.3%	3.1%	0.7%	3.9%
Outpatient Medical	93.5%	n/a	n/a	99.1%	—	—	0.9%
Health System	85.6%	n/a	n/a	35.6%	40.2%	24.2%	—
Long-Term/Post-Acute Care	84.5%	1.24	1.55	28.9%	39.7%	31.4%	—
Total		1.10	1.31	92.6%	3.6%	2.4%	1.4%

Notes:
(1) Indicates the total square footage of Outpatient Medical.
(2) See pages 22 and 23 for reconciliation.
(3) Excludes land parcels, loans, developments and investments held for sale. See page 22 for reconciliation.
(4) Same store NOI for these property types represents rent cash receipts excluding the impact of expansions.
(5) Data as of June 30, 2019 for Seniors Housing Operating and Outpatient Medical and March 31, 2019 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term/ Post-Acute Care	Total	% of Total
Sunrise Senior Living North America	123	$252,750	$—	$—	$—	$—	$252,750	12.0%
Sunrise Senior Living United Kingdom	44	69,662	—	—	—	—	69,662	3.3%
ProMedica	218	—	—	—	143,200	—	143,200	6.8%
Revera	98	108,300	—	—	—	—	108,300	5.1%
Genesis HealthCare	76	—	—	—	—	83,564	83,564	4.0%
Belmont Village	21	79,288	—	—	—	—	79,288	3.8%
Senior Resource Group	23	67,877	—	—	—	—	67,877	3.2%
Brookdale Senior Living	84	—	57,644	—	—	—	57,644	2.7%
Brookdale Senior Living - Transitions(2)	7	5,271	—	—	—	—	5,271	0.3%
Avery	52	5,023	57,529	—	—	—	62,552	3.0%
Brandywine Living	27	61,523	—	—	—	—	61,523	2.9%
Sagora Senior Living	31	36,318	24,344	—	—	—	60,662	2.9%
Remaining	756	273,292	236,251	450,076	—	96,440	1,056,059	50.0%
Total	1,560	$959,304	$375,768	$450,076	$143,200	$180,004	$2,108,352	100.0%

By Country:
United States	1,297	$725,268	$295,102	$429,789	$143,200	$173,485	$1,766,844	83.8%
United Kingdom	111	75,948	77,334	20,287	—	—	173,569	8.2%
Canada	152	158,088	3,332	—	—	6,519	167,939	8.0%
Total	1,560	959,304	375,768	450,076	143,200	180,004	2,108,352	100.0%

By MSA:
New York	64	$91,624	$30,149	$10,942	$3,465	$11,826	$148,006	7.0%
Los Angeles	66	104,433	1,826	27,334	417	—	134,010	6.4%
Greater London	50	48,259	33,697	20,287	—	—	102,243	4.8%
Dallas	56	33,350	18,224	32,155	730	3,846	88,305	4.2%
Philadelphia	50	18,023	2,104	24,873	11,969	22,981	79,950	3.8%
Washington D.C.	40	37,648	2,373	5,406	10,940	2,973	59,340	2.8%
Houston	28	11,989	4,265	31,232	—	—	47,486	2.3%
Seattle	31	27,787	2,982	14,596	1,565	—	46,930	2.2%
San Francisco	18	38,197	4,507	—	4,210	—	46,914	2.2%
Chicago	38	21,152	9,600	4,414	9,409	—	44,575	2.1%
San Diego	18	31,087	—	6,190	—	2,852	40,129	1.9%
Toronto	26	38,144	—	—	—	—	38,144	1.8%
Miami	35	5,800	—	21,416	5,009	—	32,225	1.5%
Minneapolis	19	2,089	14,195	14,072	—	—	30,356	1.4%
Montréal	19	27,883	—	—	—	—	27,883	1.3%
Kansas City	23	7,471	8,071	6,282	—	5,578	27,402	1.3%
Indianapolis	18	—	8,348	10,210	683	8,152	27,393	1.3%
Atlanta	23	5,719	—	18,273	1,735	—	25,727	1.2%
Raleigh	12	6,612	17,255	977	—	—	24,844	1.2%
Boston	16	20,017	—	2,448	—	2,271	24,736	1.2%
Remaining	910	382,020	218,172	198,969	93,068	119,525	1,011,754	48.0%
Total	1,560	$959,304	$375,768	$450,076	$143,200	$180,004	$2,108,352	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 22 for reconciliation.
(2) Represents the 7 properties to be transitioned to other operators as announced in our June 27, 2018 press release.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Seniors Housing Operating

Total Portfolio Performance	2Q18	3Q18	4Q18	1Q19	2Q19
Properties	521	587	568	599	645
Units	62,557	69,345	67,306	70,393	76,311
Total occupancy	85.9%	86.9%	87.2%	86.2%	85.7%
Total revenues	$733,306	$849,054	$834,356	$841,938	$880,320
Operating expenses	498,278	585,525	582,412	580,917	607,836
NOI	$235,028	$263,529	$251,944	$261,021	$272,484
NOI margin	32.1%	31.0%	30.2%	31.0%	31.0%
Recurring cap-ex	$9,959	$13,750	$22,569	$15,226	$20,275
Other cap-ex	$36,023	$38,984	$49,813	$27,366	$30,320

Same Store Performance(1)	2Q18	3Q18	4Q18	1Q19	2Q19
Properties	426	426	426	426	426
Occupancy	87.0%	87.9%	88.3%	87.8%	87.5%
Same store revenues	$595,798	$609,647	$613,199	$617,332	$621,832
Compensation	246,953	254,092	258,004	258,901	262,254
Utilities	20,777	23,205	22,812	24,428	20,484
Food	21,904	22,267	23,137	22,060	22,207
Repairs and maintenance	14,310	14,002	13,950	13,712	14,600
Property taxes	19,075	18,549	18,930	19,684	19,625
All other	76,446	77,596	77,377	77,290	79,810
Same store operating expenses	399,465	409,711	414,210	416,075	418,980
Same store NOI	$196,333	$199,936	$198,989	$201,257	$202,852
Year over year growth rate					3.3%

Partners	Properties(2)	Units(2)	Welltower Ownership %(3)	Core Markets	2Q19 NOI	% of Total
Sunrise Senior Living	167	14,201	97.3%	Southern California	$36,738	13.5%
Revera	98	12,157	75.0%	New York / New Jersey	22,479	8.2%
Belmont Village	21	2,952	95.0%	Northern California	20,434	7.5%
Senior Resource Group	23	4,449	67.5%	Boston	16,537	6.1%
Brandywine Living	27	2,599	99.3%	Greater London	12,060	4.4%
Silverado Senior Living(4)	27	2,468	95.9%	Washington D.C.	10,335	3.8%
Sagora Senior Living	14	2,697	90.7%	Toronto	9,489	3.5%
Chartwell Retirement Residences	39	7,726	52.0%	Montréal	6,991	2.6%
Merrill Gardens	11	1,508	80.0%	Seattle	6,947	2.5%
Cogir	18	3,269	88.3%	Ottawa	4,385	1.6%
Senior Star Living	11	2,064	90.0%	Vancouver	2,927	1.1%
Clover Management	30	3,679	89.4%	Birmingham, UK	1,721	0.6%
Discovery Senior Living	9	2,701	62.1%	Manchester, UK	1,709	0.6%
Pegasus Senior Living	34	3,720	98.0%	Core Markets	152,752	56.1%
Remaining	35	3,230		All Other	119,732	43.9%
Total	564	69,420		Total	$272,484	100.0%
Notes:
(1) See pages 22 and 23 for reconciliation.
(2) Represents In-Place Portfolio.
(3) Welltower ownership percentage weighted based on In-Place NOI. See page 22 for reconciliation.
(4) Includes 16 properties transitioned to Frontier Management and 11 properties transitioned to a triple-net lease effective July 1, 2019.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 4.1% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	37 / 4,236	$104,433	14.4%	6 / 786	7 / 762	$11,260	3.3%	13.4%	6,945	$94,771	$925,339	1.9%		1.3%
New York	30 / 2,598	91,624	12.6%	7 / 734	7 / 531	14,685	1.3%	7.5%	4,167	110,387	514,570	4.2%		1.2%
San Francisco	13 / 1,523	38,197	5.3%	—	—	—	4.7%	15.2%	7,472	123,137	1,063,227	(0.8)%		2.7%
Washington D.C.	12 / 1,358	37,648	5.2%	7 / 863	6 / 507	8,989	4.4%	15.9%	5,567	128,429	716,662	1.8%		0.4%
Dallas	15 / 2,260	33,350	4.6%	2 / 263	2 / 321	4,066	7.7%	29.1%	3,318	84,960	287,861	3.1%		2.9%
San Diego	10 / 1,309	31,087	4.3%	—	—	—	4.2%	18.6%	4,896	98,956	817,669	2.8%		1.7%
Seattle	17 / 1,986	27,787	3.8%	1 / 122	2 / 145	1,544	6.4%	21.9%	5,109	91,830	538,392	0.3%		2.7%
Chicago	14 / 1,654	21,152	2.9%	2 / 188	2 / 195	2,369	0.4%	14.1%	3,391	85,724	325,546	2.0%		1.4%
Boston	11 / 751	20,017	2.8%	—	—	—	3.4%	9.3%	2,599	122,024	663,560	2.8%		0.6%
San Jose	6 / 735	18,612	2.6%	—	—	—	5.1%	14.8%	6,414	120,517	1,198,066	(1.9)%		2.5%
Philadelphia	11 / 885	18,023	2.5%	3 / 488	3 / 242	4,753	1.2%	5.6%	2,153	104,830	375,402	5.7%		1.2%
Boulder, CO	6 / 517	13,410	1.8%	—	—	—	6.3%	33.5%	2,033	96,851	592,209	0.0%		3.4%
Houston	9 / 1,043	11,989	1.7%	3 / 539	3 / 366	3,853	7.8%	28.3%	3,602	83,398	442,993	5.7%		2.6%
Denver	4 / 657	10,933	1.5%	3 / 458	1 / 163	946	7.3%	25.1%	4,983	76,912	487,876	1.5%		1.2%
San Antonio	4 / 1,075	10,507	1.4%	1 / 258	1 / 350	1,240	9.3%	29.6%	2,316	75,052	255,374	2.2%		1.8%
Santa Maria, CA	2 / 605	9,396	1.3%	—	—	—	3.8%	7.5%	2,809	81,870	640,753	N/A		2.2%
Sacramento	5 / 447	9,004	1.2%	3 / 319	3 / 261	1,791	4.2%	13.7%	3,945	87,037	433,264	8.3%		2.4%
Cincinnati	4 / 662	8,741	1.2%	1 / 153	1 / 305	2,484	1.3%	10.7%	1,979	64,856	187,621	4.1%		2.0%
Buffalo	10 / 1,254	8,636	1.2%	—	—	—	1.2%	4.6%	2,823	69,311	172,122	0.8%		0.4%
Trenton, NJ	2 / 207	8,372	1.2%	—	—	—	3.2%	12.1%	829	127,300	485,642	N/A		2.1%
Columbus	4 / 463	7,871	1.1%	—	—	—	6.1%	28.7%	2,249	95,267	316,111	5.1%		(0.2)%
Kansas City	7 / 912	7,471	1.0%	1 / 156	1 / 90	—	3.5%	13.9%	2,316	83,834	304,546	1.0%		1.8%
Austin	5 / 527	7,313	1.0%	1 / 230	1 / 118	435	9.3%	41.8%	2,282	133,002	697,786	3.6%		2.4%
Santa Rosa, CA	4 / 511	7,220	1.0%	—	—	—	3.0%	9.2%	2,090	81,680	631,297	0.0%		1.3%
Charlottesville, VA	1 / 302	7,189	1.0%	—	—	—	3.9%	9.5%	2,124	49,648	339,474	N/A		0.9%
Total - Top 25	243 / 28,477	$569,982	78.6%	41 / 5,557	40 / 4,356	$58,415	4.0%	16.0%	4,357	$100,682	$642,132	2.4%		1.6%
All Other US SHO Markets	123 / 15,260	155,286	21.4%	29 / 4,113	29 / 3,561	28,754	4.0%	12.4%	2,483	74,727	314,315
Total US SHO	366 / 43,737	$725,268	100.0%	70 / 9,670	69 / 7,917	$87,169	4.0%	14.8%	3,734	$94,561	$564,821

% of Total IPNOI						4.1%
US National Average							3.6%	12.3%	92	$63,174	$226,495	2.8%	(10)	1.5%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 22 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2019-2024.
(6) Average population density data represents average population per square mile within a 3-mile ring based on 2019 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 2Q19. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from May 2018-May 2019 per Bureau of Labor Statistics. Total - Top 25 Estimated Annual Job Growth weighted by IPNOI
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 7.3% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	37 / 4,236	$104,433	14.4%	9 / 1,162	16 / 1,823	$19,648	3.3%	13.8%	6,713	$88,967	$846,374	1.9%		1.3%
New York	30 / 2,598	91,624	12.6%	13 / 1,659	15 / 1,254	31,213	1.4%	7.4%	4,093	103,954	483,535	4.2%		1.2%
San Francisco	13 / 1,523	38,197	5.3%	—	—	—	4.8%	15.3%	6,267	120,111	1,022,412	(0.8)%		2.7%
Washington D.C.	12 / 1,358	37,648	5.2%	8 / 1,003	9 / 1,073	18,829	4.8%	16.6%	5,500	121,026	679,674	1.8%		0.4%
Dallas	15 / 2,260	33,350	4.6%	6 / 1,240	4 / 555	6,336	7.5%	27.8%	3,153	77,846	272,831	3.1%		2.9%
San Diego	10 / 1,309	31,087	4.3%	1 / 200	2 / 249	2,743	4.4%	17.6%	4,419	97,880	765,850	2.8%		1.7%
Seattle	17 / 1,986	27,787	3.8%	1 / 122	3 / 260	2,159	6.5%	23.1%	4,692	91,550	531,825	0.3%		2.7%
Chicago	14 / 1,654	21,152	2.9%	5 / 551	5 / 495	6,145	0.2%	14.6%	3,154	88,617	332,374	2.0%		1.4%
Boston	11 / 751	20,017	2.8%	2 / 252	2 / 127	430	3.4%	9.1%	2,537	114,399	611,967	2.8%		0.6%
San Jose	6 / 735	18,612	2.6%	1 / 200	1 / 95	1,510	5.0%	15.0%	5,497	121,469	1,203,236	(1.9)%		2.5%
Philadelphia	11 / 885	18,023	2.5%	6 / 760	5 / 412	7,976	1.3%	6.2%	2,339	96,007	344,872	5.7%		1.2%
Boulder, CO	6 / 517	13,410	1.8%	—	—	—	6.7%	30.5%	1,398	98,378	589,349	0.0%		3.4%
Houston	9 / 1,043	11,989	1.7%	4 / 719	4 / 663	6,413	8.0%	31.3%	3,651	78,421	312,006	5.7%		2.6%
Denver	4 / 657	10,933	1.5%	5 / 708	2 / 248	978	7.0%	24.9%	4,543	76,245	425,796	1.5%		1.2%
San Antonio	4 / 1,075	10,507	1.4%	1 / 258	1 / 350	1,240	9.0%	29.3%	2,215	69,654	245,442	2.2%		1.8%
Santa Maria, CA	2 / 605	9,396	1.3%	—	—	—	4.4%	8.7%	1,672	79,406	660,380	N/A		2.2%
Sacramento	5 / 447	9,004	1.2%	6 / 783	4 / 381	3,642	4.2%	14.5%	3,604	84,261	431,562	8.3%		2.4%
Cincinnati	4 / 662	8,741	1.2%	1 / 153	1 / 305	2,484	1.5%	11.7%	1,657	64,171	186,802	4.1%		2.0%
Buffalo	10 / 1,254	8,636	1.2%	—	—	—	1.0%	4.6%	2,545	65,977	164,491	0.8%		0.4%
Trenton, NJ	2 / 207	8,372	1.2%	—	—	—	2.2%	12.4%	1,094	121,799	460,478	N/A		2.1%
Columbus	4 / 463	7,871	1.1%	1 / 124	1 / 50	—	5.9%	26.9%	2,078	89,978	282,050	5.1%		(0.2)%
Kansas City	7 / 912	7,471	1.0%	1 / 156	2 / 278	1,684	3.5%	13.8%	2,159	75,767	262,029	1.0%		1.8%
Austin	5 / 527	7,313	1.0%	2 / 316	2 / 208	794	9.1%	39.9%	2,327	94,288	559,170	3.6%		2.4%
Santa Rosa, CA	4 / 511	7,220	1.0%	—	—	—	3.3%	10.1%	1,159	82,472	613,201	0.0%		1.3%
Charlottesville, VA	1 / 302	7,189	1.0%	—	—	—	5.3%	13.0%	1,497	64,875	324,324	N/A		0.9%
Total - Top 25	243 / 28,477	$569,982	78.6%	73 / 10,366	79 / 8,826	$114,224	4.0%	16.1%	4,080	$96,120	$603,471	2.4%		1.6%
All Other US SHO Markets	123 / 15,260	155,286	21.4%	45 / 6,446	42 / 6,044	39,543	3.9%	13.0%	2,181	70,889	301,827
Total US SHO	366 / 43,737	$725,268	100.0%	118 / 16,812	121 / 14,870	$153,767	4.0%	15.1%	3,449	$90,170	$532,333

% of Total IPNOI						7.3%
US National Average							3.6%	12.3%	92	$63,174	$226,495	2.8%	(10)	1.5%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 22 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2019-2024.
(6) Average population density data represents average population per square mile within a 5-mile ring based on 2019 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 2Q19. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from May 2018-May 2019 per Bureau of Labor Statistics. Total -Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(Currency amounts in thousands, except per unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

Seniors Housing Operating Quality Indicators

	US Portfolio(1,3,4)		Industry Benchmarks(2)
Property age	16		20
5 year total population growth	4.0%		3.6%
5 year 75+ population growth	14.8%		12.3%
Housing value		$564,821		$226,495
Household income		$94,561		$63,174
REVPOR		$6,297		$4,927
SS REVPOR growth	3.7%		2.6%
SSNOI per unit		$23,845		$18,930
SSNOI growth	4.3%		DNA

	UK Portfolio(1,3,4)		Industry Benchmarks(5)
Property age	11		21
Units per property	79		41
5 year total population growth	3.3%		2.8%
5 year 75+ population growth	17.9%		18.5%
Housing value		£488,545		£300,958
REVPOR		£6,530		£3,720
SS REVPOR growth	3.2%		3.3%
SSNOI per unit		£17,498		£9,544
SSNOI growth	10.0%		DNA

	Canadian Portfolio(1,3,4)		Industry Benchmarks(6)
5 year total population growth	5.1%		5.0%
5 year 75+ population growth	17.4%		20.3%
Housing value	C$	702,603	C$	524,812
Household income	C$	108,659	C$	98,739
REVPOR	C$	3,677	C$	2,469
SS REVPOR growth	2.2%		3.4%
SSNOI per unit	C$	14,813	DNA
SSNOI growth	(2.4)%		DNA

Notes:
(1) Property age, housing value and household income are NOI weighted as of June 30, 2019. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent performance of Welltower's same store portfolio for current quarter. See page 24 for reconciliations.
(2) Property age, REVPOR and REVPOR growth per 2Q19 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2019-2024 Claritas projections; housing value and household income are the US median per Claritas 2019; NOI per unit per The State of Seniors Housing 2018 and represents 2017 results.
(3) REVPOR is based on total 2Q19 results. See page 24 for reconciliation.
(4) SSNOI per unit represents the SSNOI per unit available based on trailing four quarters for those properties in the portfolio for 15 months preceding the end of the current portfolio performance period. SSNOI per unit for UK portfolio in GBP calculated by taking SSNOI per unit in USD divided by a standardized GBP/USD rate of 1.31. SSNOI per unit for Canadian portfolio in CAD calculated by taking SSNOI per unit in USD divided by a standardized USD/CAD rate of 1.32. See page 24 for reconciliation.
(5) Property age, units per property, REVPOR, REVPOR growth and NOI per Unit derived from LaingBuisson, Care of Older People UK Market Report 29th Edition; population growth reflects 2018-2023 CACI projections; housing value represents UK average per CACI 2018.
(6) Population growth reflects 2018-2023 Environics projection; housing value and household income represents Canadian average per Environics WealthScapes 2018; REVPOR and REVPOR growth are calculated weighted averages from 2019 CMHC Seniors Housing reports from each province.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.6%	0.3%	0.9%	8	6	2.8%	0.9%	3.7%	7	11
0.85x - 0.95x	0.7%	—%	0.7%	7	2	1.3%	—%	1.3%	10	2
0.95x - 1.05x	2.6%	0.2%	2.8%	8	3	1.2%	1.8%	3.0%	11	7
1.05x - 1.15x	0.4%	0.4%	0.8%	6	3	7.6%	—%	7.6%	10	7
1.15x - 1.25x	3.3%	1.0%	4.3%	13	8	3.1%	—%	3.1%	14	3
1.25x - 1.35x	5.6%	0.9%	6.5%	8	6	—%	3.7%	3.7%	16	1
>1.35x	2.8%	4.6%	7.4%	15	7	—%	1.0%	1.0%	8	4
Total	16.0%	7.4%	23.4%	11	35	16.0%	7.4%	23.4%	11	35

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2019	$—	$21,198	$—	$—	$1,599	$22,797	1.8%
2020	—	42,613	—	—	8,785	51,398	4.1%
2021	3,505	51,628	—	8,749	18,761	82,643	6.6%
2022	4,292	53,460	—	4,732	20,543	83,027	6.6%
2023	—	54,107	—	—	1,827	55,934	4.4%
2024	11,096	56,156	—	—	1,166	68,418	5.4%
2025	50,425	28,651	—	—	2,633	81,709	6.5%
2026	88,473	36,228	—	35,047	—	159,748	12.7%
2027	31,461	18,213	—	1,070	232	50,976	4.0%
2028	6,711	21,867	—	19,664	178	48,420	3.8%
Thereafter	180,261	118,044	143,200	111,571	2,415	555,491	44.1%
	$376,224	$502,165	$143,200	$180,833	$58,139	$1,260,561	100.0%

Weighted Avg Maturity Years	11	6	14	11	3	9

Notes:
(1) Represents trailing twelve month coverage metrics as of March 31, 2019 for stable portfolio only, adjusted for the lease restructurings noted on page 23. Agreements included represent 89% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 22 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles, or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Outpatient Medical
Total Portfolio Performance	2Q18	3Q18	4Q18	1Q19	2Q19
Properties	259	263	287	296	356
Square feet	16,330,593	16,606,129	17,947,619	18,304,330	21,841,197
Occupancy(1)	93.4%	93.0%	93.1%	92.9%	93.3%
Total revenues	$126,405	$130,344	$134,844	$139,735	$154,443
Operating expenses	39,658	42,524	40,136	44,868	47,894
NOI	$86,747	$87,820	$94,708	$94,867	$106,549
NOI margin	68.6%	67.4%	70.2%	67.9%	69.0%
Revenues per square foot(1)	$32.70	$33.13	$31.58	$32.05	$29.45
NOI per square foot(1)	$22.44	$22.32	$22.18	$21.76	$20.32
Recurring cap-ex	$5,910	$8,729	$9,095	$6,400	$8,528
Other cap-ex	$7,165	$3,938	$4,852	$2,860	$2,374

Same Store Performance(2)	2Q18	3Q18	4Q18	1Q19	2Q19
Properties	239	239	239	239	239
Occupancy	93.6%	93.5%	93.3%	93.4%	93.4%
Same store revenues	$121,288	$124,537	$121,830	$123,986	$124,091
Same store operating expenses	37,759	40,637	36,918	38,704	38,604
Same store NOI	$83,529	$83,900	$84,912	$85,282	$85,487
Year over year growth rate					2.3%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$20,824	4.1%	Health system affiliated properties as % of NOI(3)	94.5%
NMC Health	20,052	4.0%	Health system affiliated tenants as % of rental income(3)	66.4%
Virtua	17,866	3.6%	Retention (trailing twelve months)(3)	81.8%
CommonSpirit	17,663	3.5%	In-house managed properties as % of square feet(3,4)	80.4%
Novant Health	13,676	2.7%	Average remaining lease term (years)(3)	6.2
Remaining portfolio	412,084	82.1%	Average building size (square feet)(3)	62,345
Total	$502,165	100.0%	Average age (years)	14

Expirations(3)	2019	2020	2021	2022	2023	Thereafter
Occupied square feet	804,965	1,669,510	1,989,462	2,110,129	2,120,914	10,751,251
% of occupied square feet	4.1%	8.6%	10.2%	10.9%	10.9%	55.3%

Notes:
(1) Includes consolidated rental properties, mortgages, unconsolidated rental properties and development properties. Per square foot amounts are annualized.
(2) Includes 239 same store properties representing 15,640,295 square feet. See pages 22 and 23 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles, or other non cash income.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2015	2016	2017	2018	1Q19	2Q19	15-19 Total
Count	44	22	18	15	5	8	112
Total	$3,765,912	$2,287,973	$742,020	$3,788,261	$258,771	$2,402,549	$13,245,486
Low	6,080	10,618	7,310	4,950	8,300	22,800	4,950
Median	33,513	27,402	24,025	73,727	56,812	214,371	35,246
High	437,472	1,150,000	149,400	2,481,723	79,544	1,250,000	2,481,723

Investment Timing
	Acquisitions/Joint Ventures(2)	Yield	Construction Conversions	Yield	Dispositions	Yield
April	$576,337	5.1%	$—	—%	$—	0.0%
May	1,826,212	5.5%	10,218	8.0%	10,000	6.2%
June	—	0.0%	26,022	7.7%	4,096	0.0%
Total	$2,402,549	5.4%	$36,240	7.8%	$14,096	4.4%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Excludes land acquisitions.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Second Quarter 2019
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint Ventures(1)
Seniors Housing Operating	46	5,729	units	$1,063,937	185,711	5.1%
Seniors Housing Triple-net	1	80	units	22,800	285,000	6.4%
Outpatient Medical	57	3,455,661	sf	1,315,812	381	5.6%
Total acquisitions	104			$2,402,549		5.4%

Development(2)
Development projects:
Seniors Housing Operating	21	2,423	units	$89,405
Seniors Housing Triple-net	8	794	units	22,877
Outpatient Medical	8	742,271	sf	32,276
Total development projects	37			144,558
Expansion projects:
Seniors Housing Operating	3	114	units	7,421
Total expansion projects	3			7,421

Total development	40			$151,979		7.2%

Total gross investments				$2,554,528		5.5%

Dispositions(3)
Seniors Housing Operating	2	101	units	$7,096	70,257	—%
Long-Term/Post-Acute Care	2	223	beds	7,000	31,390	8.8%
Total dispositions	4			$14,096		4.4%

Net investments				$2,540,432

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2019
	Properties	Beds / Units / Square Feet		Pro Rata Amount		Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint Ventures(1)
Seniors Housing Operating	51	6,026	units	$1,159,864		192,477	5.2%
Seniors Housing Triple-net	4	386	units	102,344		265,140	6.4%
Outpatient Medical	66	3,812,372	sf	1,399,112		367	5.7%
Total acquisitions	121			$2,661,320			5.5%

Development(2)
Development projects:
Seniors Housing Operating	22	2,755	units	$117,670
Seniors Housing Triple-net	8	794	units	44,353
Outpatient Medical	8	742,271	sf	59,165
Total development projects	38			221,188
Expansion projects:
Seniors Housing Operating	3	114	units	$11,226
Total expansion projects	3			11,226

Total development	41			$232,414			7.4%

Loan advances(3)				$27,660			8.0%

Total gross investments				$2,921,394			5.6%

Dispositions(4)
Seniors Housing Operating	3	148	units	$11,478		77,554	2.2%
Seniors Housing Triple-net	9	1,344	units	344,340		256,205	5.1%
Long-Term/Post-Acute Care	26	3,959	beds	270,483		68,321	8.8%
Real property dispositions	38			626,301			6.7%

Loan payoffs				14,357	0.1254695667		12.5%
Total dispositions	38			$640,658			6.8%

Net investments				$2,280,736

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

Investment

(dollars in thousands, except unit / square feet, at Welltower pro rata ownership)
Property Acquisitions/Joint Ventures Detail
Operator	Units	Location				MSA
Seniors Housing Operating
Discovery Senior Living	214	101 Watermere Drive	Southlake	Texas	US	Dallas
Discovery Senior Living	350	6870 Heuermann Road	San Antonio	Texas	US	San Antonio
Discovery Senior Living	207	3401 Amador Drive	Fort Worth	Texas	US	Dallas
Balfour Senior Living	103	1331 E Hecla Drive	Louisville	Colorado	US	Boulder
Balfour Senior Living	46	282 McCaslin Blvd	Louisville	Colorado	US	Boulder
Balfour Senior Living	140	1331 E Hecla Drive	Louisville	Colorado	US	Boulder
Balfour Senior Living	57	1800 Plaza Drive	Louisville	Colorado	US	Boulder
Balfour Senior Living	87	1336 E Hecla Drive	Louisville	Colorado	US	Boulder
Balfour Senior Living	203	1500 Little Raven St	Denver	Colorado	US	Denver
Sunrise Senior Living	82	5700 Pleasant Hill Road	Pleasanton	California	US	San Francisco
Sunrise Senior Living	98	2201 Colston Drive	Silver Spring	Maryland	US	Washington D.C.
Sunrise Senior Living	83	12515 Springhurst Drive	Sabre Springs	California	US	San Diego
Sunrise Senior Living	86	4925 Battery Lane	Bethesda	Maryland	US	Washington D.C.
Sunrise Senior Living	81	9617 Burke Lake Road	Burke	Virginia	US	Washington D.C.
Clover Management(1)	3,892
Total	5,729

Seniors Housing Triple-Net
Charter Senior Living	80	1023 South Cedar Rd	New Lenox	Illinois	US	Chicago
Total	80

Outpatient Medical
Health System	Square Feet	Location				MSA
University of Wisconsin Health	73,361	1102 South Park Street	Madison	Wisconsin	US	Madison
Baylor Scott & White Health	90,938	7217 Telecome Parkway	Garland	Texas	US	Dallas
CNL Healthcare Properties(1)	3,291,362
Total	3,455,661
(1) Please refer to the 2Q19 Welltower Facility Address List in the Investors section of our website for further details.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility	Total	Independent Living	Assisted Living	Memory Care	Commitment Amount	Balance at 6/30/19	Estimated Conversion

Seniors Housing Operating
Taylor, PA	113	113	—	—	$13,209	$8,145	4Q19
Shrewsbury, NJ	81	—	52	29	11,696	9,229	4Q19
Wandsworth, UK	97	—	77	20	56,168	38,775	1Q20
Wilton, CT	90	—	59	31	13,974	10,027	1Q20
Beavercreek, OH	100	100	—	—	11,136	7,738	1Q20
New York, NY	151	—	69	82	93,549	71,200	2Q20
Scarborough, ON	172	141	—	31	24,593	6,359	3Q20
Collierville, TN	164	164	—	—	18,949	3,351	3Q20
Newton, MA	85	—	43	42	15,169	2,346	3Q20
Potomac, MD	120	—	90	30	55,302	11,584	4Q20
Medina, OH	166	166	—	—	20,520	1,262	4Q20
Fairfield, CT	83	—	54	29	12,648	9,170	4Q20
Redwood City, CA	90	—	56	34	18,054	841	1Q21
Fairfax, VA	84	—	51	33	15,946	1,953	1Q21
Mountain Lakes, NJ	90	—	57	33	15,062	2,191	1Q21
Boynton Beach, FL	82	—	52	30	11,356	3,298	2Q21
Orange, CA	91	—	49	42	18,564	2,382	3Q21
San Francisco, CA	214	11	170	33	87,389	47,000	1Q22
Alexandria, VA	93	—	66	27	20,624	4,945	1Q22
	2,166	695	945	526	$533,908	$241,796

Seniors Housing Triple-net
El Dorado, CA	80	—	57	23	$28,000	$19,004	3Q19
Westerville, OH	90	—	63	27	22,800	13,925	3Q19
Union, KY	162	162	—	—	34,600	18,000	1Q20
Apex, NC	152	98	30	24	30,883	6,460	1Q20
Edenbridge, UK	85	—	51	34	19,029	9,328	2Q20
Droitwich, UK	70	—	45	25	16,090	6,870	2Q20
Thousand Oaks, CA	82	—	—	82	24,763	6,256	4Q20
Subtotal	721	260	246	215	$176,165	$79,843

Outpatient Medical
		Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 6/30/19	Estimated Conversion
Lowell, MA		50,668	100%	Yes	$8,300	$3,599	4Q19
Mission Viejo, CA		104,500	100%	Yes	71,372	44,142	4Q19
Houston, TX		73,500	100%	Yes	23,455	12,230	4Q19
Brooklyn, NY		140,955	100%	Yes	105,306	72,435	1Q20
Porter, TX		55,000	100%	Yes	20,800	8,737	1Q20
Charlotte, NC		176,640	100%	Yes	95,703	31,655	2Q20
Katy, TX		36,500	100%	Yes	12,028	170	2Q20
Charlotte, NC		104,508	100%	Yes	52,255	7,328	3Q20
Subtotal		742,271			$389,219	$180,296

Total Development Projects					$1,099,292	$501,935

Note:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects. Commitment amount represents current balances plus unfunded commitments to complete development.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2019 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	19	2,166	8.3%	$114,483	$177,629	$292,112	$533,908
Seniors Housing Triple-net	7	721	7.4%	74,452	21,870	96,322	176,165
Outpatient Medical	8	742,271	6.4%	140,599	68,324	208,923	389,219
Total	34		7.5%	$329,534	$267,823	$597,357	$1,099,292

Development Project Conversion Estimates(1)
Quarterly Conversions			Annual Conversions
	Amount	Projected Yields(2)		Amount	Projected Yields(2)
1Q19 actual	$34,389	7.6%	2019 estimate	$249,461	7.0%
2Q19 actual	36,240	7.8%	2020 estimate	733,465	7.6%
3Q19 estimate	50,800	7.2%	2021 estimate	78,982	9.0%
4Q19 estimate	128,032	6.5%	2022 estimate	108,013	7.0%
1Q20 estimate	272,867	8.1%	Total	$1,169,921	7.5%
2Q20 estimate	236,399	6.4%
3Q20 estimate	110,966	7.4%
4Q20 estimate	113,233	8.8%
1Q21 estimate	49,062	9.2%
2Q21 estimate	11,356	8.9%
3Q21 estimate	18,564	8.6%
1Q22 estimate	108,013	7.0%
Total	$1,169,921	7.5%

Unstabilized Properties
	3/31/2019 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	6/30/2019 Properties	Beds / Units
Seniors Housing Operating	22	(1)	2	7	30	3,748
Seniors Housing Triple-net	14	(4)	1	—	11	1,245
Long-Term/Post-Acute Care	6	(2)	—	—	4	436
Total	42	(7)	3	7	45	5,429

Occupancy	3/31/2019 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	6/30/2019 Properties
0% - 50%	13	—	3	4	(3)	17
50% - 70%	15	(2)	—	1	(1)	13
70% +	14	(5)	—	2	4	15
Total	42	(7)	3	7	—	45

Occupancy	6/30/2019 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	17	7	$37,441	0.7%	$496,343	1.4%
50% - 70%	13	23	70,927	1.4%	472,038	1.3%
70% +	15	19	57,446	1.1%	433,638	1.2%
Total	45	16	$165,814	3.2%	$1,402,019	3.9%

Notes:
(1) Includes development projects (construction in progress, development loans, and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 16.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$959,304	57,005	units
Seniors Housing Triple-net	375,768	23,186	units
Outpatient Medical	450,076	19,987,511	square feet
Health System	143,200	20,970	units/beds
Long-Term/Post-Acute Care	180,004	13,664	beds
Total In-Place NOI(2)	2,108,352
Incremental stabilized NOI(3)	53,261
Total stabilized NOI	$2,161,613

Obligations
Lines of credit and commercial paper(4)	$1,870,000
Senior unsecured notes(4)	10,711,556
Secured debt(4)	2,876,245
Financing lease liabilities	108,731
Total Debt	$15,566,532
Add (Subtract):
Other liabilities (assets), net(5)	$255,512
Cash and cash equivalents and restricted cash	(359,718)
Net obligations	$15,462,326

Other Assets
Land parcels	$143,361		Effective Interest Rate(7)
Real estate loans receivable(6)	368,879		8.0%
Non real estate loans receivable	291,490		8.8%
Other investments(8)	53,059
Investments held for sale(9)	2,308,767
Development properties:(10)
Current balance	$518,661
Unfunded commitments	624,772
Committed balances	$1,143,433
Projected yield	7.5%
Projected NOI	$85,757

Common Shares Outstanding	405,254

Notes:
(1) Includes $8,909,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 22 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating lease-up properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,300,683,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such as the following:

Unearned revenues	$226,427
Below market tenant lease intangibles, net	48,935
Deferred taxes, net	(19,866)
Available-for-sale equity investments	(11,860)
In place lease intangibles, net	(48,439)
Other non-cash liabilities / (assets), net	2,868
Total non-cash liabilities/(assets), net	$198,065

(6) Represents $437,251,000 of real estate loans excluding development loans and net of $68,372,000 of allowance for loan losses.
(7) Average cash-pay interest rates are 8.0% and 6.0% for real estate and non real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(8) Represents fair value estimate of unconsolidated equity investments including Genesis HealthCare stock and a management company investments not reflected in IPNOI.
(9) Represents expected proceeds from assets held for sale.
(10) See pages 13-14. Also includes expansion projects.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)

	2Q18	3Q18	4Q18	1Q19	2Q19
Revenues:
Seniors Housing Operating
Resident fees and service	$731,580	$847,712	$833,134	$837,866	$878,933
Interest income	172	159	157	—	—
Other income	1,554	1,183	1,065	4,072	1,387
Total revenues	733,306	849,054	834,356	841,938	880,320

Seniors Housing Triple-net
Rental income	137,864	102,205	104,431	113,874	107,220
Interest income	7,428	6,911	5,749	5,660	7,701
Other income	12,959	1,303	637	945	1,105
Total revenues	158,251	110,419	110,817	120,479	116,026

Outpatient Medical
Rental income	126,106	129,953	130,076	139,295	154,044
Interest income	43	85	170	173	238
Other income	256	306	4,598	267	161
Total revenues	126,405	130,344	134,844	139,735	154,443

Health System
Rental income	—	30,614	43,033	43,036	43,036
Total revenues	—	30,614	43,033	43,036	43,036

Long-Term/Post-Acute Care
Rental income	61,598	63,868	64,216	65,456	62,640
Interest income	5,819	7,468	7,006	9,286	9,417
Other income	236	390	201	375	173
Total revenues	67,653	71,726	71,423	75,117	72,230

Corporate
Other income	378	572	591	2,031	327
Total revenues	378	572	591	2,031	327

Total
Rental income	325,568	326,640	341,756	361,661	366,940
Resident fees and service	731,580	847,712	833,134	837,866	878,933
Interest income	13,462	14,623	13,082	15,119	17,356
Other income	15,383	3,754	7,092	7,690	3,153
Total revenues	$1,085,993	$1,192,729	$1,195,064	$1,222,336	$1,266,382

Property operating expenses:
Seniors Housing Operating	$498,278	$585,525	$582,412	$580,917	$607,836
Seniors Housing Triple-net	9	(1)	21	8,935	7,219
Outpatient Medical	39,658	42,524	40,136	44,868	47,894
Health System	—	12	17	20	20
Long-Term/Post-Acute Care	124	412	287	5,905	5,475
Total property operating expenses	$538,069	$628,472	$622,873	$640,645	$668,444

Net operating income:
Seniors Housing Operating	$235,028	$263,529	$251,944	$261,021	$272,484
Seniors Housing Triple-net	158,242	110,420	110,796	111,544	108,807
Outpatient Medical	86,747	87,820	94,708	94,867	106,549
Health System	—	30,602	43,016	43,016	43,016
Long-Term/Post-Acute Care	67,529	71,314	71,136	69,212	66,755
Corporate	378	572	591	2,031	327
Net operating income	$547,924	$564,257	$572,191	$581,691	$597,938

Note:
(1) Please see discussion of Supplemental Reporting Measures on page 21. Includes amounts from investments sold or held for sale.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	6/30/2019		6/30/2019
Net income (loss)	$651,264		$150,040
Interest expense	568,969		141,336
Income tax expense (benefit)	7,066		1,599
Depreciation and amortization	977,967		248,052
EBITDA	$2,205,266		$541,027
Loss (income) from unconsolidated entities	17,709		9,049
Stock-based compensation(2)	26,113		7,662
Loss (gain) on extinguishment of debt, net	19,810		—
Loss (gain) on real estate dispositions, net	(232,363)		1,682
Impairment of assets	92,701		9,939
Provision for loan losses	18,690		—
Loss (gain) on derivatives and financial instruments, net	10,043		1,913
Other expenses(2)	126,994		20,369
Additional other income(3)	(4,027)		—
Total adjustments	75,670		50,614
Adjusted EBITDA	$2,280,936		$591,641

Interest Coverage Ratios
Interest expense	$568,969		$141,336
Capitalized interest	9,725		3,929
Non-cash interest expense	(10,888)		(752)
Total interest	$567,806		$144,513
EBITDA	$2,205,266		$541,027
Interest coverage ratio	3.88	x	3.74	x
Adjusted EBITDA	$2,280,936		$591,641
Adjusted Interest coverage ratio	4.02	x	4.09	x

Fixed Charge Coverage Ratios
Total interest	$567,806		$144,513
Secured debt principal amortization	55,129		13,684
Preferred dividends	23,352		—
Total fixed charges	$646,287		$158,197
EBITDA	$2,205,266		$541,027
Fixed charge coverage ratio	3.41	x	3.42	x
Adjusted EBITDA	$2,280,936		$591,641
Adjusted Fixed charge coverage ratio	3.53	x	3.74	x

Net Debt to EBITDA Ratios
Total debt(4)			$15,259,532
Less: cash and cash equivalents(5)			(268,666)
Net debt			$14,990,866
EBITDA Annualized			$2,164,108
Net debt to EBITDA ratio			6.93	x
Adjusted EBITDA Annualized			$2,366,564
Net debt to Adjusted EBITDA ratio			6.33	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 21.
(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.
(3) Relates to the reversal of a contingent liability related to a prior year acquisition.
(4) Amounts include unamortized premiums/discounts, fair value adjustments and lease liabilities related to financing leases. Operating lease liabilities related to ASC 842 adoption are excluded.
(5) Includes IRC Section 1031 deposits, if any.

Financial

(dollars in thousands except share price)
Leverage and Current Capitalization(1)
			% of Total
Book Capitalization
Lines of credit and commercial paper(2)	$1,869,188		5.94%
Long-term debt obligations(2)	13,390,344		42.59%
Cash and cash equivalents(3)	(268,666)		(0.85)%
Net debt to consolidated book capitalization	$14,990,866		47.68%
Total equity(4)	16,452,806		52.32%
Consolidated book capitalization	$31,443,672		100.00%
Joint venture debt, net(5)	186,263
Total book capitalization	$31,629,935

Undepreciated Book Capitalization
Lines of credit and commercial paper(2)	$1,869,188		5.05%
Long-term debt obligations(2)	13,390,344		36.21%
Cash and cash equivalents(3)	(268,666)		(0.73)%
Net debt to consolidated undepreciated book capitalization	$14,990,866		40.53%
Accumulated depreciation and amortization	5,539,435		14.98%
Total equity(4)	16,452,806		44.49%
Consolidated undepreciated book capitalization	$36,983,107		100.00%
Joint venture debt, net(5)	186,263	186.271
Total undepreciated book capitalization	$37,169,370

Enterprise Value
Lines of credit and commercial paper(2)	$1,869,188		3.78%
Long-term debt obligations(2)	13,390,344		27.06%
Cash and cash equivalents(3)	(268,666)		(0.54)%
Net debt to consolidated enterprise value	$14,990,866		30.29%
Common shares outstanding	405,254
Period end share price	81.53
Common equity market capitalization	$33,040,359		66.76%
Noncontrolling interests(4)	1,458,351		2.95%
Consolidated enterprise value	$49,489,576		100.00%
Joint venture debt, net(5)	186,263
Total enterprise value	$49,675,839

Secured Debt as % of Total Assets
Secured debt(2)	$2,675,507		8.07%
Total assets	$33,148,697

Total Debt as % of Total Assets
Total debt(2)	$15,259,532		46.03%
Total assets	$33,148,697

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(2)	$12,475,294		41.04%
Unencumbered assets	$30,399,902

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 21.
(2) Amounts include unamortized premiums/discounts, fair value adjustments and lease liabilities related to financing leases. Operating lease liabilities related to ASC 842 adoption are excluded.
(3) Inclusive of IRC Section 1031 deposits, if any.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit and Commercial Paper(2)		Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)		% of Total	Wtd. Avg. Interest Rate
2019	$935,000		$—	$312,291	$31,538	$(74,465)	$1,204,364		7.79%	2.88%
2020	—		1,236,665	144,518	48,401	(32,740)	1,396,844		9.04%	2.90%
2021	—		450,000	383,425	19,668	(120,578)	732,515		4.74%	4.52%
2022	—		600,000	352,410	24,551	(47,948)	929,013		6.01%	4.74%
2023	935,000		1,790,971	330,498	29,392	(104,922)	2,980,939		19.28%	3.09%
2024	—		900,000	289,771	37,098	(81,252)	1,145,617		7.41%	3.98%
2025	—		1,250,000	203,928	405,679	(35,387)	1,824,220		11.80%	3.96%
2026	—		700,000	39,211	16,705	(9,196)	746,720		4.83%	4.17%
2027	—		—	138,775	61,189	(35,137)	164,827		1.07%	3.61%
2028	—		1,448,720	78,687	22,070	(13,407)	1,536,070		9.94%	4.48%
Thereafter	—		2,335,200	416,468	74,396	(29,392)	2,796,672		18.09%	4.68%
Totals	$1,870,000		$10,711,556	$2,689,982	$770,687	$(584,424)	$15,457,801		100.00%

Weighted Avg Interest Rate(8)	2.96%		4.24%	3.84%	3.82%	3.82%	4.02%

Weighted Avg Maturity Years	2.1	(2)	7.9	5.6	8.5	4.7	6.9	(2)

% Floating Rate Debt	100.00%		15.86%	42.89%	9.70%	56.88%	28.88%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper	Senior Unsecured Notes	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt	Investment Hedges(9)
United States	$1,870,000	$8,957,500	$1,389,299	$555,336	$(288,080)	$12,484,055	$—
United Kingdom	—	1,333,920	171,097	—	(42,774)	1,462,243	1,703,235
Canada	—	420,136	1,129,586	215,351	(253,570)	1,511,503	381,942
Totals	$1,870,000	$10,711,556	$2,689,982	$770,687	$(584,424)	$15,457,801	$2,085,177

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) The 2019 maturity reflects the $935,000,000 in principal outstanding on our unsecured commercial paper program as of June 30, 2019. The 2023 maturity reflects the $935,000,000 in principal outstanding on our unsecured revolving credit facility that matures on July 19, 2022 (with an option to extend for two successive terms of six months each at our discretion). These borrowings reduce the available borrowing capacity of our unsecured revolving credit facility to $1,130,000,000. If the commercial paper was refinanced using the unsecured revolving credit facility, the weighted average years to maturity of our combined debt would be 7.2 years with extensions.
(3) 2020 includes CAD $300,000,000 of 3.35% senior unsecured notes (approximately $229,165,000 USD at June 30, 2019) that matures on November 25, 2020 and a $1,000,000,000 unsecured term loan facility that matures on May 28, 2020 which was put in place to bridge the acquisition of the CNL Healthcare Properties portfolio. The unsecured term loan facility was subsequently extinguished in July 2019 with proceeds from the disposition of the Benchmark Senior Living portfolio.
(4) 2023 includes a $500,000,000 term loan and a CAD $250,000,000 unsecured term loan (approximately $190,971,000 USD at June 30, 2019). The loans mature on July 19, 2023. The interest rates on the loans are LIBOR + 0.9% for USD and CDOR + 0.9% for CAD.
(5) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $698,720,000 USD at June 30, 2019). The notes mature on November 20, 2028.
(6) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $635,200,000 USD at June 30, 2019). The notes mature on December 1, 2034.
(7) Excludes operating lease liabilities of $360,298,000 and finance lease liabilities of $108,731,000 related to ASC 842 adoption.
(8) The interest rate on the unsecured revolving credit facility is 1-month LIBOR + 0.825%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate.
(9) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $62,552,000, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary

Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System: Includes independent, assisted living, dementia care and long-term post-acute care properties subject to triple-net operating leases to or guaranteed by investment-grade health systems.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases.  Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI (IPNOI) and SSNOI to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Land parcels, loans, and sub-leases as well as any properties acquired, developed/redeveloped (including major refurbishments where 20% or more of units are simultaneously taken out of commission for 30 days or more), sold or classified as held for sale during that period are excluded from the same store amounts. Properties undergoing operator transitions and/or segment transitions (except Seniors Housing Triple-net to Seniors Housing Operating with the same operator) are also excluded from the same store amounts. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at our Seniors Housing Operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. We use REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and Internal Revenue Code (“IRC”) Section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The coverage ratios are based on EBITDA which stands for earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Covenants in our senior unsecured notes and primary credit facility contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined Adjusted EBITDA to exclude unconsolidated entities and to include adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, and additional other income. We believe that EBITDA and Adjusted EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize them to measure our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and any IRC Section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	2Q18	3Q18	4Q18	1Q19	2Q19
Net income (loss)	$167,273	$84,226	$124,696	$292,302	$150,040
Loss (gain) on real estate dispositions, net	(10,755)	(24,723)	(41,913)	(167,409)	1,682
Loss (income) from unconsolidated entities	(1,249)	(344)	(195)	9,199	9,049
Income tax expense (benefit)	3,841	1,741	1,504	2,222	1,599
Other expenses	10,058	88,626	10,502	8,756	21,628
Impairment of assets	4,632	6,740	76,022	—	9,939
Provision for loan losses	—	—	—	18,690	—
Loss (gain) on extinguishment of debt, net	299	4,038	53	15,719	—
Loss (gain) on derivatives and financial instruments, net	(7,460)	8,991	1,626	(2,487)	1,913
General and administrative expenses	32,831	28,746	31,101	35,282	33,741
Depreciation and amortization	236,275	243,149	242,834	243,932	248,052
Interest expense	121,416	138,032	144,369	145,232	141,336
Consolidated net operating income	557,161	579,222	590,599	601,438	618,979
NOI attributable to unconsolidated investments(1)	21,725	22,247	21,933	21,827	21,518
NOI attributable to noncontrolling interests(2)	(30,962)	(37,212)	(40,341)	(41,574)	(42,559)
Pro rata net operating income (NOI)(3)	$547,924	$564,257	$572,191	$581,691	$597,938

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$880,320	$116,026	$154,443	$43,036	$72,230	$327	$1,266,382
Property operating expenses	(607,836)	(7,219)	(47,894)	(20)	(5,475)	—	(668,444)
NOI(3)	272,484	108,807	106,549	43,016	66,755	327	597,938
Adjust:
Interest income	—	(7,701)	(238)	—	(9,417)	—	(17,356)
Other income	(1,387)	(1,105)	(161)	—	(173)	(327)	(3,153)
Sold / held for sale	(31,228)	(782)	(345)	—	(8,404)	—	(40,759)
Developments / land	306	—	73	—	—	—	379
Non In-Place NOI(4)	(3,517)	(5,516)	(2,539)	(7,216)	(3,760)	—	(22,548)
Timing adjustments(5)	3,168	239	9,180	—	—	—	12,587
Total adjustments	(32,658)	(14,865)	5,970	(7,216)	(21,754)	(327)	(70,850)
In-Place NOI	239,826	93,942	112,519	35,800	45,001	—	527,088
Annualized In-Place NOI	$959,304	$375,768	$450,076	$143,200	$180,004	$—	$2,108,352

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Total
Total properties	645	332	356	218	160	1,711
Recent acquisitions/ development conversions	(52)	(4)	(95)	(218)	(12)	(381)
Under development/redevelopment	(32)	(4)	(6)	—	(1)	(43)
Current held for sale	(55)	(6)	(4)	—	(24)	(89)
Land parcels, loans and sub-leases	(7)	(15)	(12)	—	(7)	(41)
Transitions	(72)	(15)	—	—	(1)	(88)
Other(6)	(1)	—	—	—	—	(1)
Same store properties	426	288	239	—	115	1,068
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 16 for more information.
(4) Primarily represents non-cash NOI.
(5) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(6) Includes 1 flooded property.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	2Q18	3Q18	4Q18	1Q19	2Q19	Y/o/Y
Seniors Housing Operating
NOI	$235,028	$263,529	$251,944	$261,021	$272,484
Non-cash NOI on same store properties	(927)	(970)	(568)	1,408	766
NOI attributable to non-same store properties	(49,939)	(63,176)	(54,658)	(56,352)	(72,551)
Currency and ownership adjustments(1)	(1,581)	468	1,670	1,915	1,633
SH-NNN to SHO conversions(2)	14,372	—	—	—	—
Other normalizing adjustments(3)	(620)	85	601	(6,735)	520
SSNOI	196,333	199,936	198,989	201,257	202,852	3.3%

Seniors Housing Triple-net
NOI	158,242	110,420	110,796	111,544	108,807
Non-cash NOI on same store properties	(2,518)	(2,855)	(2,883)	(3,730)	(4,690)
NOI attributable to non-same store properties	(67,838)	(20,384)	(20,668)	(19,854)	(16,163)
Currency and ownership adjustments(1)	(866)	(121)	152	73	342
Normalizing adjustment for lease restructuring(4)	(1,388)	(1,390)	(199)	(9)	—
Other normalizing adjustments(3)	(562)	(294)	(781)	(757)	(66)
SSNOI	85,070	85,376	86,417	87,267	88,230	3.7%

Outpatient Medical
NOI	86,747	87,820	94,708	94,867	106,549
Non-cash NOI on same store properties	(2,007)	(1,953)	(5,954)	(1,611)	(1,250)
NOI attributable to non-same store properties	(1,032)	(1,604)	(3,725)	(8,120)	(19,944)
Currency and ownership adjustments(1)	(224)	20	92	31	98
Other normalizing adjustments(3)	45	(383)	(209)	115	34
SSNOI	83,529	83,900	84,912	85,282	85,487	2.3%

Health System
NOI	—	30,602	43,016	43,016	43,016
NOI attributable to non-same store properties	—	(30,602)	(43,016)	(43,016)	(43,016)
SSNOI	—	—	—	—	—

Long-Term/Post-Acute Care
NOI	67,529	71,314	71,136	69,212	66,755
Non-cash NOI on same store properties	(3,007)	(3,057)	(2,912)	(3,765)	(3,392)
NOI attributable to non-same store properties	(24,172)	(27,934)	(28,179)	(24,479)	(22,239)
Currency and ownership adjustments(1)	(32)	(11)	7	17	27
Other normalizing adjustments(3)	8	(18)	18	(1)	—
SSNOI	40,326	40,294	40,070	40,984	41,151	2.0%

Corporate
NOI	378	572	591	2,031	327
NOI attributable to non-same store properties	(378)	(572)	(591)	(2,031)	(327)
SSNOI	—	—	—	—	—

Total
NOI	547,924	564,257	572,191	581,691	597,938
Non-cash NOI on same store properties	(8,459)	(8,835)	(12,317)	(7,698)	(8,566)
NOI attributable to non-same store properties	(143,359)	(144,272)	(150,837)	(153,852)	(174,240)
Currency and ownership adjustments	(2,703)	356	1,921	2,036	2,100
Normalizing adjustments, net	11,855	(2,000)	(570)	(7,387)	488
SSNOI	$405,258	$409,506	$410,388	$414,790	$417,720	3.1%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.32 and to translate UK properties at a GBP/USD rate of 1.31.
(2) Represents the performance of certain properties that were converted from Seniors Housing Triple-net to Seniors Housing Operating with the same operator. Amounts represent unaudited operating results provided by the operator and were not a component of WELL earnings.
(3) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(4) Represents adjustments to reflect the in place economics related to the lease restructuring for one Seniors Housing Triple-net master lease.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR, SS REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada		Total
Consolidated SHO revenues	$721,254	$81,691		$112,584	$915,529
Unconsolidated SHO revenues attributable to Welltower(1)	21,608	—		20,499	42,107
SHO revenues attributable to noncontrolling interests(2)	(45,214)	(6,932)	(25,170)		(77,316)
Pro rata SHO revenues(3)	697,648	74,759		107,913	880,320
SHO interest and other income	(1,170)	(38)	(179)		(1,387)
SHO revenues attributable to held for sale properties	(95,377)	(1,247)		—	(96,624)
Currency and ownership adjustments(4)	—	1,413		1,785	3,198
SHO local revenues	601,101	74,887		109,519	785,507
Average occupied units/month	31,906	2,926		13,098	47,930
REVPOR/month in USD	$6,297	$8,554		$2,795	$5,478
REVPOR/month in local currency(4)		£6,530	C$	3,677

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada			Total
	2Q18	2Q19	2Q18	2Q19	2Q18		2Q19	2Q18	2Q19
SHO SS REVPOR Growth
Consolidated SHO revenues	$568,965	$721,254	$80,621	$81,691	$115,581		$112,584	$765,167	$915,529
Unconsolidated SHO revenues attributable to WELL(1)	22,586	21,608	—	—	20,123		20,499	42,709	42,107
SHO revenues attributable to noncontrolling interests(2)	(42,481)	(45,214)	(6,281)	(6,932)	(25,807)		(25,170)	(74,569)	(77,316)
SHO pro rata revenues(3)	549,070	697,648	74,340	74,759	109,897		107,913	733,307	880,320
Non-cash revenues on same store properties	(110)	6	(22)	(19)	—		—	(132)	(13)
Revenues attributable to non-same store properties	(165,069)	(245,894)	(16,088)	(16,158)	(2,534)		(2,409)	(183,691)	(264,461)
Currency and ownership adjustments(4)	4,132	2,590	(2,165)	1,127	(2,043)		1,749	(76)	5,466
SH-NNN to SHO conversions(5)	47,376	—	—	—	—		—	47,376	—
Other normalizing adjustments(6)	401	513	(1,387)	7	—		—	(986)	520
SHO SS revenues(7)	435,800	454,863	54,678	59,716	105,320		107,253	595,798	621,832
Avg. occupied units/month(8)	20,596	20,728	2,263	2,396	12,993		12,945	35,852	36,069
SHO SS REVPOR(9)	$7,073	$7,335	$8,076	$8,331	$2,709		$2,769	$5,555	$5,762
SS REVPOR YOY growth	—%	3.7%	—%	3.2%	—%		2.2%	—	3.7%

SHO SSNOI Growth
Consolidated SHO NOI	$175,125	$217,392	$20,295	$19,898	$44,085		$40,922	$239,505	$278,212
Unconsolidated SHO NOI attributable to WELL(1)	8,244	8,112	—	—	7,996		7,911	16,240	16,023
SHO NOI attributable to noncontrolling interests(2)	(9,950)	(11,687)	(923)	(860)	(9,844)		(9,204)	(20,717)	(21,751)
SHO pro rata NOI(3)	173,419	213,817	19,372	19,038	42,237		39,629	235,028	272,484
Non-cash NOI on same store properties	(906)	769	(22)	(6)	1		3	(927)	766
NOI attributable to non-same store properties	(46,317)	(68,884)	(3,176)	(3,409)	(446)		(258)	(49,939)	(72,551)
Currency and ownership adjustments(4)	(207)	663	(581)	311	(793)		659	(1,581)	1,633
SH-NNN to SHO conversions(5)	14,372	—	—	—	—		—	14,372	—
Other normalizing adjustments(6)	480	513	(1,100)	7	—		—	(620)	520
SHO pro rata SSNOI(7)	$140,841	$146,878	$14,493	$15,941	$40,999		$40,033	$196,333	$202,852
SHO SSNOI growth		4.3%		10.0%			(2.4)%		3.3%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(7)		$574,637		$65,534			$162,863		$803,034
Average units in service(10)		24,099		2,859			14,467		41,425
SSNOI/unit in USD		$23,845		$22,922			$11,258		$19,385
SSNOI/unit in local currency(4)				£17,498		C$	14,813
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See pages 16 & 23 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.32 and to translate UK properties at a GBP/USD rate of 1.31.
(5) Represents the revenues and NOI of certain properties that were converted from Seniors Housing Triple-net to Seniors Housing Operating with the same operator. Amounts derived from unaudited operating results provided by the operator and were not a component of WELL earnings.
(6) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(7) Represents SS SHO revenues/SSNOI at Welltower pro rata ownership. See page 23 for more information.
(8) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(9) Represents pro rata SS average revenues generated per occupied room per month.
(10) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors

Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When we use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, we are making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to our opportunities to acquire, develop or sell properties; our ability to close anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of our operators/tenants and properties; our expected occupancy rates; our ability to declare and to make distributions to shareholders; our investment and financing opportunities and plans; our continued qualification as a real estate investment trust (“REIT”); our ability to access capital markets or other sources of funds; and our ability to meet our earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause our actual results to differ materially from our expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; uncertainty from the expected discontinuance of LIBOR and the transition to any other interest rate benchmark; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; our ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting our properties; our ability to re-lease space at similar rates as vacancies occur; our ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting our properties; changes in rules or practices governing our financial reporting; the movement of U.S. and foreign currency exchange rates; our ability to maintain our qualification as a REIT; key management personnel recruitment and retention; and other risks described in our reports filed from time to time with the Securities and Exchange Commission (“SEC”). Finally, we undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated July 31, 2019 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.
About Welltower
Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The Company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

©2015 Welltower Inc.